UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2015

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 1, 2015, Chesapeake Energy Corporation (the “Company”) notified the holders of the $395,801,000 outstanding principal amount of its 2.75% Contingent Convertible Senior Notes due 2035 (the “Notes”) that, in accordance with the Indenture, dated as of November 8, 2005, as supplemented, among the Company, the subsidiary guarantors named therein and the Bank of New York Mellon Trust Company, N.A., as trustee, they have an option, pursuant to the terms of the Notes, to require the Company to purchase on November 15, 2015 (“Repurchase Date”) all or a portion of such holders’ Notes for $1,000 in cash per $1,000 principal amount of the Note plus accrued and unpaid interest up to, but excluding, November 15, 2015. However, because the Repurchase Date was after a record date and on the interest payment date, the interest was paid to the holders in whose names the Notes were registered at the close of business on the record date, which was November 1, 2015.
The Company has accepted for purchase all Notes that were tendered and not withdrawn pursuant to the holders' right to surrender their Notes for repurchase. The Company settled the holders' right to surrender their Notes for repurchase on November 16, 2015 and paid an aggregate of $393,757,000 to purchase all of the Notes that were tendered and not withdrawn. An aggregate of $2,044,000 principal amount of the Notes remains outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    November 16, 2015